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                                                                    Exhibit 10.9


                             FIRST AMENDMENT TO THE
                           ENSTAR NATURAL GAS COMPANY
                 PROFIT BY SERVICE PLAN FOR SALARIED EMPLOYEES

WHEREAS, Seagull Energy Corporation (the "Company") has heretofore adopted the ENSTAR Natural Gas Company Profit by Service Plan for Salaried Employees (the "Plan"); and

WHEREAS, Section 15.1 of the Plan provides that the administrative committee appointed by the Chief Executive Officer of the Company to administer the Plan (the "Committee") may make certain amendments to the Plan; and

         WHEREAS, the Committee desires to make such an amendment to the Plan;

         NOW, THEREFORE, the Plan is hereby amended, effective as of January 1, 1989, by deleting Section 8.2(a) of the Plan and substituting the following therefor:

                 "(a)     Each Member, OR A MEMBER'S SURVIVING SPOUSE WHO HAS
         ELECTED TO DEFER DISTRIBUTION UNDER THE TERMS OF THIS PLAN, shall have the right to designate the beneficiary or beneficiaries to receive payment of his Article IX benefit in the event of his death. Each such designation shall be made by executing the beneficiary designation form prescribed by the Committee and filing same with the Committee. Any such designation may be changed at any time by execution of a new designation in accordance with this Section. Notwithstanding the foregoing, if a Member who is married on the date of his death designates other than his surviving spouse as his beneficiary, such designation shall not be effective unless (1) such spouse has consented thereto in writing, and such consent (A) acknowledges the effect of such specific designation, (B) either consents to the specific designated beneficiary (which designation may not subsequently be changed by the Member without spousal consent) or expressly permits such designation by the Member without the requirements of further consent by the spouse and (C) is witnessed by a Plan representative (other than the Member) or a notary public or
         (2) such consent may not be obtained because such spouse cannot be located or because of other circumstances described by applicable Treasury Regulations. Any such consent by such surviving spouse shall be irrevocable."

                 As amended hereby, the Plan is specifically ratified and reaffirmed.

                 EXECUTED this 20th day of December, 1993

                          ADMINISTRATIVE COMMITTEE
                          ENSTAR NATURAL GAS COMPANY
                          PROFIT BY SERVICE PLAN FOR SALARIED EMPLOYEES

                          BY: ________________________________________
                              RICHARD F. BARNES, CHAIRMAN